Exhibit 99.1

SUBSCRIPTION AGREEMENT

Locate Technologies Inc.
3124 Parsons Road
Edmonton, Alberta
Canada T6N 1L6

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing _______________________________________________ (__________) shares of Common Stock of Locate Technologies, Inc. (the "Company") at a price of $1.00 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Lorne Drever and/or Mr. Ken Smelquist solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Drever and Mr. Smelquist.

MAKE CHECK PAYABLE TO: LOCATE TECHNOLOGIES INC.

Executed this _____ day of ___________________, 2006.

__________________________________           _______________________________________

__________________________________           Signature of Purchaser

__________________________________
Address of Purchaser

__________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

_____________     X   $1.00     ___________     =   US$     __________
Number of Shares Purchased                                                         Total Subscription Price

Form of Payment:   Cash:_______   Check #: _________________Other: ______________________

LOCATE TECHNOLOGIES INC.

By:     ________________________________________

Title:   ______________________________________